EXHIBIT 23.1


                    CONSENT OF H.J. GRUY AND ASSOCIATES, INC.


We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and references to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our report, or information contained therein, dated February 7, 2003, prepared for Swift Energy Company in the Registration Statement on Form S-3 of Swift Energy Company for the filing dated on or about January 20, 2004.

                                   H.J. GRUY AND ASSOCIATES, INC.



                                   By:/s/ Marilyn Wilson
                                      ------------------------------------------
                                      Marilyn Wilson
                                      President and Chief Operating Officer


Houston, Texas
January 20, 2004